                                                                    EXHIBIT 4.17


       FORM OF 8.875% SENIOR NOTE DUE 2011 OF TEEKAY SHIPPING CORPORATION

                                 [Face of Note]

               [INCLUDE IF SECURITY IS A GLOBAL SECURITY - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

               [INCLUDE IF SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS THE UNITED STATES DEPOSITARY - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


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                           TEEKAY SHIPPING CORPORATION

                      8.875% Senior Notes due July 15, 2011

CUSIP NO.____
ISIN NO.

No.                        $

               Teekay Shipping Corporation, a corporation duly incorporated and existing under the laws of the Republic of the Marshall Islands (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the stated amount at maturity of __________ U.S. Dollars [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -, which stated amount at maturity may from time to time be increased or decreased to such other stated amounts at maturity, as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on July 15, 2011, and to pay interest thereon at a rate of 8.875% per annum in cash semi-annually to the Holder of record at the close of business on January 1 and July 1, as the case may be, (the "Regular Record Date") immediately preceding the applicable Interest Payment Date, on January 15 and July 15 of each year (the "Interest Payment Dates"), commencing on January 15, 2002; interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 22, 2001. This Security will bear interest on the overdue stated amount at maturity and premium, if any, and to the extent permitted by law, overdue interest at a rate of 8.875% plus 1% per annum.

               The cash interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which states the Special Record Date, the payment date (which shall be not less than five nor more than 10 days after the Special Record Date), and the amount to be paid, and such notice shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis set forth in the Indenture.

               Payment of the stated amount at maturity of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on this Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


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               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                        TEEKAY SHIPPING CORPORATION


                                        By:
                                            ------------------------------------
                                            Title:

                                [Reverse of Note]

               This Security is one of a duly authorized issue of Securities of the Company designated as its 8.875% Senior Notes due July 15, 2011 (herein called the "Securities"), issued and to be issued under an indenture dated as of June 22, 2001 (herein called the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

               As provided for in the Indenture, the Company may, subject to certain limitations, from time to time, without notice or other consent of the Holders, create and issue Additional Securities ranking pari passu with the Securities issued the date hereof so that such Additional Securities shall be consolidated and form a single series with the Securities initially issued by the Company and shall have the same terms as to status, redemption or otherwise as Securities originally issued. Any Additional Securities shall be issued with the benefit of any indenture supplemental to the Indenture.

               At the Company's option, the Company may redeem the Securities in whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 50 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

               The Securities shall be subject to redemption, at the option of the Company, as a whole but not in part, at any time upon not fewer than 30 nor more than 60 days' notice mailed to each Holder of Securities at the addresses appearing in the Security Register at a redemption price equal to 100% of the principal amount of the Securities plus accrued interest to but excluding the Redemption Date if the Company has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts as a result of any change or amendment to the laws (including any regulations promulgated thereunder) of any Taxing Jurisdiction, or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after June 22, 2001.

               If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed by such method as the Trustee shall deem fair and appropriate in the aggregate principal amount specified by the Company. The Trustee may select for redemption Securities and portions of Securities in amounts of U.S.$1,000 or whole multiples of U.S.$1,000.

               The Securities do not have the benefit of any sinking fund obligations.

               In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default shall occur and be continuing, the stated amount at maturity of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
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               The Indenture provides that, subject to certain conditions, if a
Change of Control Triggering Event occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

               The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the stated amount at maturity of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate stated amount at maturity, will be issued to the designated transferee or transferees.

               The Securities are issuable only in registered form without coupons in stated amounts of $1,000 at maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate stated amount at maturity of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.
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               All terms used in this Security which are defined in the
Indenture shall have the meanings assigned to them in the Indenture.

               The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.09 of the Indenture, check the box:

                  [ ]

               If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 10.09 of the Indenture, state the amount (which must be in multiples of $1,000):

                  $
                   --------------


Dated:                     Your Signature:
                                           -------------------------------------
                                           (Sign exactly as name appears on the
                                           other side of this Security)

Signature Guarantee:
                    ---------------------------------------------------
                           (Signature must be guaranteed by
                           a member firm of the New York Stock
                           Exchange or a commercial bank or
                           trust company)